SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

AIR PRODUCTS AND CHEMICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 25, 2018

The following information supplements the proxy statement of Air Products and Chemicals, Inc. (the “Company”) furnished to stockholders of the Company on or about December 13, 2017 (the “Proxy Statement”), in connection with the solicitation of proxies by the Board of Directors of the Company for the annual meeting scheduled to be held at 2:00 p.m. (EST) on January 25, 2018 (the “Annual Meeting”) at the Company’s corporate headquarters in Allentown, Pennsylvania. This supplement to the Proxy Statement (this “Supplement”) is being filed with the Securities and Exchange Commission on January 10, 2017.

Except as described in this Supplement, the information disclosed in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement applies. All page references below are to pages in the Proxy Statement, and capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The purpose of this Supplement is to withdraw the proposal for stockholders to approve the material terms of the Company’s Long-Term Incentive Plan, which approval was initially sought so that certain compensation paid under the Long-Term Incentive Plan would qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended (the “IRC”), and be deductible for federal tax purposes (“Proposal 4”). However, the performance-based compensation exception under Section 162(m) of the IRC has been repealed due to recent amendments to the IRC. Therefore, Proposal 4 is now moot. The Company is no longer pursuing stockholder approval of Proposal 4. The Company will hold the Annual Meeting as previously scheduled, and at the Annual Meeting, the Company intends to hold the vote on all matters in the Proxy Statement, except Proposal 4. No vote will be taken with respect to Proposal 4 at the Annual Meeting. Therefore, any votes cast regarding Proposal 4 will neither be tabulated nor reported.

As a result of Proposal 4 being rendered moot and its removal from stockholder consideration at the Annual Meeting, references to Proposal 4 in the following sections of the Proxy Statement are deleted in their entirety: (a) fourth row under “Items of Business” in Highlights of 2017 Proxy Statement on page (i); (b) item 4 under “Items of Business” in the Notice of Annual Meeting of Shareholders of the Proxy Statement on page (iv); (c) item 4 under section “Questions and Answers on Voting and the Annual Meeting—How do I vote the shares on my proxy card?” on page 2; and (d) item 4 under section “Proposals You May Vote On” on page 7.

ADDITIONAL INFORMATION

If you have questions about the Annual Meeting, need additional copies of the Proxy Statement or need to obtain proxy cards or other information related to the proxy solicitation, you may contact the Corporate Secretary at the following address and telephone number:

Corporate Secretary

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

610-481-7809

www.airproducts.com/tmm/tellmemore.asp

Your vote is important. Instructions for voting your shares at the Annual Meeting are included in the Proxy Statement. If you have previously voted your shares and do not wish to change your vote, you do not need to take any further action. If you have previously voted your shares, voting again will supersede your previous vote, regardless of how you previously voted (i.e., by telephone, Internet or mail).

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